Exhibit 4

OI S.A.

Publicly-Held Company

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) 33.3.0029520-8

GENERAL MEETING OF DEBENTURE HOLDERS OF THE 9TH ISSUANCE OF SIMPLE NON-CONVERTIBLE UNSECURED DEBENTURES, IN TWO SERIES, FOR PUBLIC DISTRIBUTION, OF OI S.A.

1. DATE, TIME AND PLACE: On January 26, 2015, at 2 p.m., at the headquarters of Oi S.A. (the “Company”), located at Rua Lavradio, No. 71, Downtown, in the City and State of Rio de Janeiro.

2. CALL NOTICE: Call Notices published on December 15, 16 and 17, 2014 in the newspapers Diário Oficial do Estado do Rio de Janeiro and Call Notices published on December 13, 14, 15 and 16, 2014 in the newspaper Valor Econômico.

3. ATTENDANCE: Debenture Holders representing 94.18% of the non-convertible debentures of the 9th (ninth) issuance in two series for public distribution of the Company (“Debenture Holders,” “Debentures” and “Issuance,” respectively), as verified by the signatures on the Debenture Holders’ Attendance List attached as Annex I.

4. CHAIR: President: Janice Elias de Moraes Orlando and Secretary: Viviane Rodrigues.

5. AGENDA: To discuss (1) the authorization to sell the shares of PT Portugal SGPS S.A. (“PT Portugal”), including the completion of the corporate reorganization required for implementing such sale, so as not to open up for discussion any non-compliance issues with regards to covenants described in Clause 6.23, item XII, of the Indenture for the 9th Issuance of Non-Convertible Unsecured Debentures, up to Two Series, for Public Distribution of the Company (“Indenture”); (2) the authorization to complete the corporate restructuring that aims to raise the level of the Company’s corporate governance on the BM&F Bovespa and/or the merger of shares by Telemar Participações S.A. (“Merger of Shares”) and the Company, pursuant to art. 231 of the Brazilian Corporations Law and Clause 6.23, item XIII of the Indenture; and (3) temporary waiver of the calculation of the financial covenants described in Section 6.23, item XVIII of the Indenture, during the four (4) quarters of 2015 with the determination of such covenants to be reinstated beginning in the first quarter of 2016 (inclusive).

6. DECISIONS: The General Meeting was properly convened and after discussing the matters, the Debenture Holders representing 92.9307% approved, with the exception of the Debenture Holders represented by attorney-in-fact Thais Lorenzi Ambrosano, of the provisions set forth in section 2 below, as described below:

1) Authorize the completion of the sale of the shares of PT Portugal, including the execution of corporate restructuring necessary for implementation of the sale, so as not to open up for discussion any non-compliance issues with regards to covenants described in Clause 6.23, item XII of the Indenture, not implying in any way the adoption of the provisions set forth in section 2 below, upon the Company’s commitment to assume, before the Debenture Holders, the following obligations:.

1.1)	any amounts received by the Company on account of the sale of all of the shares of PT Portugal SGPS S.A. (“PT Portugal”) to Altice Portugal S.A. (“Altice PT”), a wholly-owned subsidiary of Altice S.A. (together with Altice PT, “Altice”), substantially consisting of the operations conducted by PT Portugal in Portugal and Hungary (“Sale of PT Portugal”) shall, until December 31, 2015, (a) remain denominated in Euros; or (b) if the Company decides to transfer part or all of these funds to Brazil and therefore convert them into Reais, the Company shall establish instruments to hedge against foreign exchange variation in relation to the resources that were converted in Reais;

1.2)	the Company shall use all the amounts received by it on account of the sale of PT Portugal exclusively for the payment of its debts and / or to perform corporate transactions that aim to consolidate the telecommunications industry in Brazil, including the purchase of interests in other mobile operators (the “Consolidation Transaction”);

1.3)	the Company will not pay dividends to its shareholders, as declared for the fiscal years ended December 31, 2014 and 2015, except for the payment of mandatory minimum dividends, as provided in Article 202 and 203 of the Brazilian Corporations Law; and

1.4)	the Company agrees to extend to the Debenture Holders of the Ninth Issuance any benefits under more favorable conditions within the scope of obtaining the necessary authorizations for the Sale of PT Portugal that may be granted to other existing financial debts, such as, but not limited to, offer repurchases, rates of renegotiation, payment of “waiver fee”, sale of assets as security to other creditors.

2) Approvals by the Debenture Holders, listed in item 1 above, are subject to the following conditions precedent: (i) call notice publication for a new general meeting of the Debenture Holders (“New GMDH”), to be published by the Company prior to January 28, 2015, (ii) occurrence of the New GMDH prior to February 12, 2015 and (iii) execution of an amendment to the Indenture, to include the covenants described in 1.1, 1.2, 1.3 and 1.4 above (“Condition Precedent”).

2.2. Once the Conditions Precedent are implemented, the Debenture Holders have hereby agreed to: (i) attend the New GMDH; (ii) ratify the approvals agreed to in the present General Meeting of Debenture Holders, subject to the obligations assumed by the Company and provided in these minutes; and (iii) vote in favor of the adoption of an amendment to the Indenture, which should reflect the assumption, by the Company, of the obligations set forth in these minutes. The Debenture Holders agreed that no other condition for ratification of the matters herein deliberated will be imposed on the Company.

3. The legal representative of the Issuer requested that matters described in items 2 and 3 of the agenda not be discussed on this date by the Debenture Holders, because they are still under negotiation between the Issuer and the Debenture Holders, with respect to such items that may result in the assumption of new obligations and the creation of new acceleration events of the Debentures, which, in order to be implemented, would require a signed amendment to the Indenture. The result of these negotiations will be a new General Meeting of Debenture Holders with a new agenda, which is to include all of the matters that should be discussed and amendment to the Indenture. The President put the proposal up for vote, and it was approved by 92.9307% of the Debenture Holders present. Therefore, no discussion took place on the matters described in items 2 and 3 of the agenda, and they were duly removed.

7. CLOSING: With no further matters to be discussed, the Meeting was closed of which these minutes were drawn up, read and approved, and signed by the President, the Secretary, by the Debenture Holders and the Trustee.

Rio de Janeiro, January 26, 2015.

Janice Elias de Moraes Orlando Chairman	Viviane Rodrigues Secretary

As Trustee:

Planner Trustee DTVM Ltda.

Name:
Position:

Debentures Issuer:

Oi S.A.

Name:	Name:
Position:	Position:

Debenture Holders:

FUNDO DE INVESTIMENTO MULTIMERCADO CREDITO PRIVADO ARROW I

p.p Carolina Arantes N Domingues

BTG PACTUAL CREDITO CORPORATIVO FIM CREDITO PRIVADO

GERDAU PREVIDENCIA FI RENDA FIXA CREDITO PRIVADO 1

BTG PACTUAL HEDGE FUNDO DE INVESTIMENTO MULTIMERCADO

FUNDO DE INVESTIMENTO RENDA FIXA LIGAS CREDITO PRIVADO

BTG PACTUAL MEGA II FIM

BTG PACTUAL TROPICAL FUNDO DE INVESTIMENTO RENDA FIXA

BTG PACTUAL HIGH YIELD FUNDO DE INVESTIMENTO MULTIMERCADO

AQUILA 4 FIM

BTG PACTUAL MULTISTRATEGIES ADVANCED FUNDO DE INVESTIMENTO MULTIMERCADO

BTG PACTUAL MULTISTRATEGIES GOLD FUNDO DE INVESTIMENTO MULTIMERCADO

BTG PACTUAL MULTISTRATEGIES FUNDO DE INVESTIMENTO MULTIMERCADO

MONTELLANO FUNDO DE INVESTIMENTO MULTIMERCADO

HDI CREDITO FUNDO DE INVESTIMENTO RENDA FIXA CREDITO PRIVADO LONGO PRAZO BTG PACTUAL

BOSCH BRASIL VII FI RF PREVIDENCIARIO

FI RENDA FIXA PLANO B III

LIFE FUNDO DE INVESTIMENTO RENDA FIXA LONGO PRAZO

JASPER DB PLAN FI RF CP PREVIDENCIARIO

ONIX DC PLAN FI RF PREVIDENCIARIO

p.p Bernardo Couto G. de Miranda

PREVIDENCIA USIMINAS

p.p Marco Tulio Freire Cardoso

CONCORDIA EXTRA FI RENDA FIXA CREDITO PRIVADO

CONCORDIA INSTITUCIONAL FI RENDA FIXA CREDITO PRIVADO

p.p Ricardo Augusto Leão Martins

E-HEALTH FIM CREDITO PRIVADO

CREDIT AGRICOLE VITESSE FUNDO DE INVESTIMENTO RENDA FIXA CREDITO PRIVADO

STELLA23 FUNDO DE INVESTIMENTO MULTIMERCADO CREDITO PRIVADO

CREDIT AGRICOLE AVANCE FIM LONGO PRAZO

CSHG AMANDOLA FIM - CREDITO PRIVADO

CSHG BRAMIM FIM CREDITO PRIVADO INVESTIMENTO NO EXTERIOR

CSHG CISALPINA FIM CREDITO PRIVADO

CSHG HAL FUNDO DE INVESTIMENTO MULTIMERCADO - CREDITO PRIVADO

CSHG SANTA HELENA FUNDO DE INVESTIMENTO MULTIMERCADO - CP INVESTIMENTO NO EXTERIOR

CSHG LONDON FUNDO DE INVESTIMENTO MULTIMERCADO CREDITO PRIVADO

CSHG PORTFOLIO CREDITO PRIVADO EXCLUSIVO FUNDO DE INVESTIMENTO MULTIMERCADO IE

CSHG RD II FUNDO DE INVESTIMENTO MULTIMERCADO CREDITO PRIVADO INVESTIMENTO NO EXTERIOR

CSHG UNIT FIM CREDITO PRIVADO INVESTIMENTOO NO EXTERIOR

CSHG UNITSAP FUNDO DE INVESTIMENTO MULTIMERCADO CREDITO PRIVADO INVESTIMENTO NO EXTERIOR

CSHG VIENENSE FUNDO DE INVESTIMENTO MULTIMERCADO CREDITO PRIVADO

CSHG WIN FIM - CREDITO PRIVADO

CSHG ZGV FUNDO DE INVESTIMENTO MULTIMERCADO CREDITO PRIVADO

CAMINO REAL MULTIMERCADO FI CP INVESTIMENTO NO EXTERIOR

HATAR MULTIMERCADO FI CP

HIGEA FIM CP IE

MARLIN MULTIMERCADO FI CREDITO PRIVADO IE

QUIMERA MULTIMERCADO FI CREDITO PRIVADO INVESTIMENTO NO EXTERIOR

RD MULTIMERCADO FI CREDITO PRIVADO INVESTIMENTO NO EXTERIOR

LLPG MULTIMERCADO FI CREDITO PRIVADO INVESTIMENTO NO EXTERIOR

ONIX MULTIMERCADO FI CP IE

PAR MULTIMERCADO FI CREDITO PRIVADO INVESTIMENTO NO EXTERIOR

GIRASSOL MULTIMERCADO-FI CREDITO PRIVADO INVESTIMENTO NO EXTERIOR

JCTM ALLOCATION FUND FUNDO DE INVESTIMENTO MULTIMERCADO CREDITO PRIVADO

TARITUBA MULTIMERCADO FI CREDITO PRIVADO INVESTIMENTO NO EXTERIOR

CSHG VEREDAS MULTIMERCADOS FI CP IE

RIO DA PRATA FUNDO DE INVESTIMENTO MULTIMERCADO CREDITO PRIVADO IE

LLPG MULTIMERCADO FI CREDITO PRIVADO INVESTIMENTO NO EXTERIOR

LUXOR GOLD MULTIMERCADO - FI CP INVESTIMENTO NO EXTERIOR

NATURAL MULTIMERCADO FI CREDITO PRIVADO IE

TARITUBA MULTIMERCADO FI CREDITO PRIVADO INVESTIMENTO NO EXTERIOR

p.p Thais Lorenzi Ambrosano

HDI CSHG FUNDO DE INVESTIMENTO MULTIMERCADO CREDITO PRIVADO LONGO PRAZO

ZEUS FUNDO DE INVESTIMENTO DE RENDA FIXA CREDITO PRIVADO

CSHG CREDITO PRIVADO SIGMA MASTER FIM DE LP

CSHG CREDITO PRIVADO MAGIS MASTER FUNDO DE INVESTIMENTO MULTIMERCADO DE LONGO PRAZO

CSHG CREDITO PRIVADO ESTRATEGICO DOIS FIM DE LONGO PRAZO

CSHG CREDITO PRIVADO ESTRATEGICO FIM DE LONGO PRAZO

CSHG CREDITO PRIVADO SIGMA JURO REAL MASTER FIM DE LONGO PRAZO

p.p Laurence Pacheco Santiago de Mello

FI FATOR SEGUROS MULT C PRIVADO

FI FATOR MAX CORPORATIVO RF

FI FATOR FABASA ITAPARICA MULTIMERCADO

p.p Mariana Engel Blanes Felix

BF MULTIMERCADO FI CREDITO PRIVADO

CHR FIM CREDITO PRIVADO

FIM CREDITO PRIVADO ALTAS ONDAS

ITAU CALCEDONIA CREDITO PRIVADO IMA-G RENDA FIXA FUNDO DE INVESTIMENTO

FI RENDA FIXA FAROL ALM II

ALLSTON FIM

AMBM MULTIMERCADO CREDITO PRIVADO FI

ARKANSAS MULTIMERCADO FI

BORDEAUX FIM CREDITO PRIVADO

CAMOES MULTIMERCADO CREDITO PRIVADO FI

CAMPO GERAL MULTIMERCADO CREDITO PRIVADO - FUNDO DE INVESTIMENTO

CANARIO MULTIMERCADO FUNDO DE INVESTIMENTO CREDITO PRIVADO

CENTAURUS II FUNDO DE INVESTIMENTO MULTIMERCADO CREDITO PRIVADO

CONFIDENCE MULTIMERCADO CREDITO PRIVADO-FUNDO DE INVESTIMENTO

CRUZ E FAHEL FIM CREDITO PRIVADO

ITAU DAFES MULTIMERCADO FI CREDITO PRIVADO

ECJ MULTIMERCADO CREDITO PRIVADO - FI

ITAU RENDA FIXA IMA-B ATIVO FUNDO DE INVESTIMENTO

ITAU UNIBANCO PORTOFOLIO IMAB5 FI RF

ITAU MASTER FUNDO DE INVESTIMENTO RENDA FIXA IMA-B

JAM MULTIMERCADO FUNDO DE INVESTIMENTO CREDITO PRIVADO

METHA MULTIMERCADO CREDITO PRIVADO FI

FIM CREDITO PRIVADO ALTAS ONDAS

PHENIX I FUNDO DE INVESTIMENTO RENDA FIXA CP

PHENIX II FUNDO DE INVESTIMENTO RENDA FIXA CP

RISING MOON MULTIMERCADO FI CP

TAITI MULTIMERCADO FI CREDITO PRIVADO

UNIVERSAL I FIM CO INVESTIMENTO NO EXTERIOR

VESTA FIM CO INVESTIMENTO NO EXTERIOR

ITAU FLEXPREC XII A RENDA FUNDO DE INVESTIMENTO

CARTEIRA PRIVATE 239 FUNDO DE INVESTIMENTO MULTIMERCADO CRED. PRIVADO INVEST. NO EXTERIOR

POTIGUAR MULTIMERCADO CREDITO PRIVADO FUNDO DE INVESTIMENTO

ITAU FLEXPREV XV A RENDA FIXA FI

UNIBANCO PREVIDENCIA CORPORATE X FIM

FUTURO PREVIDENCIARIO RENDA FIXA FUNDO DE INVESTIMENTO

KYRIE FUNDO DE INVESTIMENTO ESPECIALMENTE CONSTITUIDO MULTIMERCADO

ITAU FLEXPREV RENDA FIXA MIX FUNDO DE INVESTIMENTO

ITAU FLEXPREV RENDA FIXA FI

ITAUPREV PREVISAO MULTIMERCADO FI

p.p Caio Crepaldi de Paula

ICATU SEG ACUMULAÇÃO MASTER FUNDO DE INVESTIMENTO RENDA FIXA CREDITO PRIVADO

TI CREDITO PRIVADO ICATU VANGUARDA FI RENDA FIXA

FUNDO DE INVESTIMENTO RENDA FIXA EMB IV CREDITO PRIVADO

ICATU VANGUARDA CREDITO PRIVADO IPCA FUNDO DE INVESTIMENTO RENDA FIXA LONGO PRAZO

ICATU SEG INFLAÇÃO FUNDO DE INVESTIMENTO RENDA FIXA

ICATU VANGUARD ENERPREV FUNDO DE INVESTIMENTO RENDA FIXA CREDITO PRIVADO LONGO PRAZO

p.p Eliana Bruno Pentagna

FGG FUNDO DE INVESTIMENTO MULTIMERCADO CP

XP INVESTOR FUNDO DE INVESTIMENTO RENDA FIXA CREDITO PRIVADO LONGO PRAZO

XP INVESTOR FUNDO DE INVESTIMENTO RENDA FIXA CREDITO PRIVADO LONGO PRAZO

XP INFLAÇÃO FI RF LP

FGG FUNDO DE INVESTIMENTO MULTIMERCADO CP

p.p Tatiana Yano de A. Machado

SPARTA TOP MASTER CREDITO PRIVADO FUNDO DE INVESTIMENTO RENDA FIXA LONGO PRAZO

p.p Felipe Vidal

SANTANDER FI FAROL RENDA FIXA CREDITO PRIVADO

FI MULTIMERCADO AGNES I

PROSPERAZ FI RF CP

SANTANDER FI PB BMF MULTIMERCADO CP

SANTANDER FUNDO DE INVESTIMENTO REFERENCIADO DI

SANTANDER FUNDO DE INVESTIMENTO PB BELLE DU JOUR MULTIMERCADO CREDITO PRIVADO

SANTANDER FI CASPE RENDA FIXA CREDITO PRIVADO

SANTANDER FI ANS RENDA FIXA CREDITO PRIVADO

SANTANDER FI PREV RENDA FIXA

SANTANDER FI PB GC4 MULTIMERCADO CREDITO PRIVADO

SANTANDER FUNDO DE INVESTIMENTO MASTER RENDA FIXA CREDITO PRIVADO LONGO PRAZO

SANTANDER FI RENDA FIXA CREDITO PRIVADO LONGO PRAZO

SANTANDER FI REFERENCIADO DI CREDITO PRIVADO

SANTANDER FI PB TAU MULTIMERCADO CREDITO PRIVADO

SANTANDER FI VINTAGE MULTIMERCADO CREDITO PRIVADO LONGO PRAZO

SANTANDER FI PB VITORIA MULTIMERCADO CREDITO PRIVADO

SANTANDER FI FAROL RENDA FIXA CREDITO PRIVADO

p.p Leandro Trielli

LAGOINHA FIM

ITAPEMA FUNDO DE INVESTIMENTO MULTIMERCADO

SUL AMERICA MONTREAL CREDITO PRIVADO FIM

SUL AMERICA TIBAGI FI RF CP

SUL AMERICA EXCELLENCE FI RENDA FIXA CREDITO PRIVADO

SUL AMERICA CWL FUNDO DE INVESTIMENTO MULTIMERCADO CREDITO PRIVADO

SUL AMERICA TURIDO FIM

SULAMERICA EQUIPE PREV FIM

RICHMOND FIM

FI MULTIMERCADO FICUS

FUNDO DE INVESTIMENTO SUL AMERICA PORTO BELO MULTIMERCADO

NUCLEOS I SUL AMERICA FIM

GOYAZES FIM

FUNDO DE INVESTIMENTO RENDA FIXA IDEAL LONGO PRAZO

SUL AMERICA GUAXUMA FUNDO DE INVESTIMENTO RENDA FIXA

SUL AMERICA ITAPEMA FUNDO DE INVESTIMENTO MULTIMERCADO

FI RENDA FIXA FAELCE JERI

OURO PRETO FI RF CREDITO PRIVADO

p.p Lauro Augusto Amaral Campos

VOTORANTIM FI LEGACY RF PREVIDENCIARIO CP

FUNDO DE INVESTIMENTO SANTO ESTEVAO MULTIMERCADO CREDITO PRIVADO

VOTORANTIM FI ABSOLUTE CORPORATE BONDS RF CREDITO PRIVADO

FI VT GERIBA MULTIMERCADO CREDITO PRIVADO

p.p Reginaldo T.Takara/Luis Eduardo C. Maluf

AGAVE FIM INVESTIMENTO NO EXTERIOR

KYKNOS FIM CREDITO PRIVADO INVESTIMENTO NO EXTERIOR

MAGICA FUNDO DE INVESTIMENTO MULTIMERCADO CREDITO PRIVADO

p.p Nadia Andreza O. Deodato

RIO BRAVO CREDITO PRIVADO FUNDO DE INVESTIMENTO RENDA FIXA

p.p Alexandre Fernandes E Souza

FUNDAÇÃO BANRISUL DE SEGURIDADE SOCIAL

p.p Nilton Vanius A. Santos

BB PREVIDENCIARIO RF CREDITO PRIVADO IPCA III FUNDO DE INVESTIMENTO

BB PREVIDENCIA 2 FI RF CP

BB TOP RF ARROJADO FI RENDA FIXA LONGO PRAZO

BB TOP CREDITO PRIVADO FI RENDA FIXA LONGO PRAZO

BB TOP RF MODERADO FI RENDA FIXA LP

BRASILPREV TOP TP FUNDO DE INVESTIMENTO RENDA FIXA

BRASILCAP CAPITALIZAÇÃO S/A

BRASILPREV SEGUROS E PREVIDENCIA S/A

ALIANÇA DO BRASIL SEGUROS S/A

p.p Marcelo Rodrigues de Farias

ATUARIAL 09 FIM BD - CREDITO PRIVADO

ATUARIAL 09 FIM CV - CP

ATUARIAL 14 FIM CV - CP

ATUARIAL 10 FIM BD - CREDITO PRIVADO

ATUARIAL 14 FIM BD - CREDITO PRIVADO

ATUARIAL 04 FIM BD - CREDITO PRIVADO

ATUARIAL 11 FIM BD - CREDITO PRIVADO

ATUARIAL 06 FIM BD - CREDITO PRIVADO

ATUARIAL 02 FIM BD - CREDITO PRIVADO

ATUARIAL 01 FIM CV - CREDITO PRIVADO

ATUARIAL 11 FIM CV - CP

ATUARIAL 03 FIM BD - CREDITO PRIVADO

ATUARIAL 08 FIM CV - CREDITO PRIVADO

ATUARIAL 11 FIM BSPS - CREDITO PRIVADO

ATUARIAL 04 FIM CV - CREDITO PRIVADO

ATUARIAL 01 FIM BD - CREDITO PRIVADO

ATUARIAL 02 FIM CV - CREDITO PRIVADO

ATUARIAL 03 FIM CV - CREDITO PRIVADO

ATUARIAL 06 FIM CV - CREDITO PRIVADO

ATUARIAL 08 FIM BD - CREDITO PRIVADO

ATUARIAL 10 FIM CV - CP

p.p Maria Cristina M Pimenta/Fabio D. Monaco

FUNDO DE INVESTIMENTO RENDA FIXA FAROL ALM I

BRAM INSTITUCIONAL FI RF IMA GERAL EX-C

BRAM FI RENDA FIXA IMA GERAL

BRAM FUNDO DE INVESTIMENTO RENDA FIXA IMA-B 5 (MAIS)

BRADESCO FI RENDA FIXA MASTER III PREVIDENCIA

FI RENDA FIXA PLANO B

BRAM FUNDO DE INVESTIMENTO RENDA FIXA IMA-B

BRADESCO FUNDO DE INVESTIMENTO RENDA FIXA MASTER INDICES

BRADESCO FI MULTIMERCADO AVONPREV

BRADESCO FIM FPP ALM

FI RENDA FIXA DOURADO

BRADESCO FI RF MASTER II PREVIDENCIA

BRADESCO FI MULTIMERCADO SUPRE II

BRADESCO FI MULTIMERCADO TEJO

BRADESCO FUNDO DE INVESTIMENTO RENDA FIXA CREDITO PRIVADO ME

FIM CREDITO PRIVADO ATLANTIS

P.P Gustavo M. Sarachini/Janice E M Orlando

BANCO BRADESCO S/A

P.P Italo N. Oliveira/Sara Barreto Gardel

EROS - FI MULTIMERCADO - CREDITO PRIVADO

P.P Sergio Maia Reis

FUNDAÇÃO COPEL DE PREVIDENCIA E ASSISTENCIA SOCIAL

P.P Bruno Maueler da Cruz

INSTITUTO INFRAERO DE SEGURIDADE SOCIAL - INFRAPREV

p.p Cassiano Quaresemin de O. Camilo

PORTO SEGURO INFLAÇÃO MASTER FUNDO DE INVESTIMENTO RENDA FIXA

PORTO SEGURO RENDA FIXA MASTER FI PREVIDENCIARIO

PORTO SEGURO RENDA FIXA INFLAÇÃO MASTER FUNDO DE INVESTIMENTO

PREVIDENCIARIO

PORTO SEGURO CARAVELAS FI MULTIMERCADO CREDITO PRIVADO

PORTO SEGURO CIA DE SEGUROS GERAIS

AZUL COMPANHIA DE SEGUROS GERAIS

ITAU SEGUROS DE AUTO E RESIDENCIA S.A

p.p Fernando Keiti Ando

FUNDAÇÃO DE PREVIDENCIA DOS SERVIDORES DO IRB - PREVIRB

p.p João Bosco Quadros Barros